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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




American Business Financial Services, Inc.
Bala Cynwyd, PA



     We hereby consent to the use in this Post-effective Amendment No. 1 to the Registration Statement on Form SB-2 for our report dated August 23, 1996, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                   /s/ BDO SEIDMAN, LLP
                                       BDO Seidman, LLP

Philadelphia, Pennsylvania
September 27, 1996